Exhibit 24.5
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below hereby constitutes and appoints Chen Tang the true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for the undersigned and in the undersigned's name, place and stead, in any and all capacities (until revoked in writing) to sign any and all instruments, certificates and documents required to be executed on behalf of the undersigned, pursuant to sections 13 and 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any other documents in connection therewith, with the Securities and Exchange Commission, and with any other entity when and if such is mandated by the Exchange Act or by the By-laws of the
National Association of Securities Dealers, Inc., granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as the undersigned might or could do in person thereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.  Notwithstanding the foregoing, this Power of Attorney shall expire automatically upon the cessation of the undersigned's reporting obligations pursuant to sections 13 and 16 of the Exchange Act or, with respect to the attorney-in-fact and agent, on the date that such attorney-in-fact is no longer employed in his current capacity.
IN WITNESS WHEREOF, this Power of Attorney has been signed as of the 1st day of
November, 2001.
                        For: Prospect Venture Partners II, L.P.

                        (By:) /s/ Russell C. Hirsch
                        Name: Russell C. Hirsch
                        Title: Managing Member of
                        Prospect Management Co. II, LLC
                        Its General Partner
ATTEST:
/s/ Michele Duffield
Name of Witness: Michele Duffield